EXHIBIT 99.2

        CERTIFICATION BY THE AUDIT COMMITTEE OF ONLINE POWER SUPPLY INC.
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         TO THE BOARD OF DIRECTORS OF THE CORPORATION AT APRIL 25, 2001
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         The  Board  of  Directors  formed  an Audit  Committee  and  adopted  a committee charter at its meeting on June 16, 2000; a copy of the Charter governing the purpose, structure and operations of the committee is included for your information.

         The audit committee consists of three members; the Chief Executive Officer of the Company and two outside and independent directors. The committee reviewed the annual audit and report for 2000 prior to its issuance and prior to its inclusion in the 10-KSB filed with the SEC. In addition, the committee has met several times with senior management to discuss, understand and oversee the fiscal matters of the corporation.

         The Committee has discussed various accounting matters with the independent accounting firm who conducted the 2000 audit and did a review of the 2000 quarterly reports. The committee thereby recommends to the Board of Directors that the present auditing firm is qualified to continue to do the audit work and that they be selected to perform the annual audit for the year ended December 31, 2001. A letter from the audit firm dated April 23, 2001 confirms that they believe they are independent as to OnLine Power Supply Inc. in regards the definition of independence of the Securities Act and Securities and Exchange Commission.

         The members of the committee hereby certify that:

         1) they have met numerous times with management and the outside audit firm to discuss the financial statement reporting process, the internal accounting control systems and the quality and independence of the audit work.

         2) they have reviewed the company's annual audited financial statement for 2000 and recommend that the report be included in the proxy statement to be mailed to the shareholders of record for the annual meeting. In June, 2001.

         3) they recommend to the Board of Directors that the present auditing firm be retained as outside accountants to review the quarterly financial statements, perform the annual audit for the year 2001 and have their consent included on the resulting financial statements and reports that are or will be filed with the SEC and furnished to the shareholders for the upcoming year.


               /s/ Ron Mathewson                       /s/ Kris Budinger
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         Ron Mathewson, independent member      Kris Budinger, member

                  /s/ Gary Fairhead
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         Gary Fairhead, independent member



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